UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 8, 2019

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2019, Allied Healthcare Products, Inc. (“Allied” or the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that it had failed to satisfy Nasdaq Listing Rule 5605(c)(2), which requires the Company’s Audit Committee to consist of a minimum of three independent directors, as defined in its rules. As previously disclosed, Dr. William A. Peck tendered his resignation as a director of the Company, effective July 1, 2019. As a result of Dr. Peck’s resignation, the Company does not have enough independent directors to satisfy Rule 5605(c)(2).

However, consistent with Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or July 1, 2020; or
●	if the next annual shareholders’ meeting is held before December 30, 2019, then the Company must evidence compliance no later than December 30, 2019.

Since the Company normally conducts its annual meeting in November, the Company expects to have until December 30, 2019 to cure this deficiency.

In the event the Company does not regain compliance by this date, the Company’s shares may be delisted, subject to appeal in accordance with Nasdaq’s procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Date: July 9, 2019		Chief Financial Officer